popSLATE Media Inc

popSLATE Media Inc.

TABLE OF CONTENTS

Management Representation Letter

Popslate Media,

accounted for and disclosed in accordance with

Sincerely,

Yashar Behzadi, President and C

INDEPENDENT ACCOUNTANT'S REVIEW REPORT

[redacted]

Popslate Media, Inc.

Balance Sheet

Popslate Media, Inc.

Balance

Balance Sheet
As of April 15, 2016

	Total
ASSETS	
Current Assets	
Cash	$1,034,118

Popslate Media, Inc.
Statement of Cash Flows
January - December 2014

	Total
OPERATING ACTIVITIES	

Popslate Media, Inc.
Statement of Cash Flows
January - December 2015

Popslate Media, Inc.
Statement of Cash Flows
January 1 - April 15, 2016

	Total
OPERATING ACT	

Popslate Media, Inc.
Profit and Loss
January - December 2014

	Jan 2014	Feb 2014	Mar 2014

Popslate Media, Inc.

Profit [illegible]

Popslate Media, Inc.

Profit and Lo